UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.

(Address of principal executive officers)

75201

(Zip Code)

214-932-6600

(Registrant’s telephone number,

including area code)

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Texas Capital Bancshares, Inc. will make a presentation at the Bank of America Merrill Lynch Banking and Financial Services Conference on Wednesday, November 12, 2014. Keith Cargill, President and CEO, and Peter Bartholow, Chief Operating Officer and CFO will make the presentation. Heather Worley, Director of Investor Relations, will also participate. The presentation will begin at 10:30 a.m. ET. A live audio webcast will be available approximately one hour after the conclusion of the presentation by TalkPoint via the following URL: http://www.veracast.com/webcasts/baml/banking2014/id11104368952.cfm. The presentation, which will be discussed at that conference, is attached hereto as Exhibit 99.1. From time to time, Texas Capital Bancshares, Inc. may also use this presentation in conversations with investors and analysts.

The information in Items 7.01 and 9.01 of this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Bank Of America Merrill Lynch Banking and Financial Services Conference Presentation

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014	TEXAS CAPITAL BANCSHARES, INC.

	By:	/s/ Julie L. Anderson
Julie L. Anderson
Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Bank Of America Merrill Lynch Banking and Financial Services Conference Presentation